As filed with the Securities and Exchange Commission on May 21, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AZITRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	46-4478536
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

21 Business Park Drive

Branford, CT 06405

(203) 646-6446

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Francisco D. Salva

21 Business Park Drive

Branford, CT 06405

(203) 646-6446

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Faith L. Charles, Esq.

Todd Mason, Esq.

Thompson Hine LLP

300 Madison Avenue, 27th Floor

New York, New York 10017-6232

Tel: (212) 344-6101

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	May 21, 2026

255,699,381 Shares of Common Stock

This prospectus relates to the offering and resale by the Selling Stockholders listed herein of up to an aggregate of 255,699,381 shares of our common stock, par value $0.0001 per share (the “Common Stock”), consisting of (i) 85,223,129 shares of Common Stock issuable upon either (x) the conversion of 10,485 shares of our Series A Convertible Non-Redeemable Preferred Stock (the “Series A Preferred Stock”) into shares of Common Stock (the “Series A Conversion Shares”) or (y) the exercise of prefunded-warrants (the “Series A Preferred Pre-Funded Warrants”), issued upon conversion of the Series A Preferred Stock in lieu of the Series A Conversion Shares, to purchase up to 85,223,129 shares of Common Stock (the “Series A Preferred Pre-Funded Warrant Shares”, and together with the Series A Conversion Shares, the “Conversion Shares”); (ii) 85,223,126 shares of Common Stock issuable upon either (x) the exercise of Series B Common Stock Purchase Warrants (the “Series B Warrants ,” and such shares issuable upon exercise of the Series B Warrants, the “Series B Warrant Shares”) or (y) the exercise of prefunded-warrants (the “Series B Pre-Funded Warrants”), issued upon exercise of the Series B Warrants in lieu of the Series B Warrant Shares, to purchase up to 85,223,126 shares of Common Stock (the “Series B Pre-Funded Warrant Shares, and together with the Series B Warrant Shares, the “Series B Exercise Shares”); and (iii) 85,223,126 shares of Common Stock issuable upon either (x) the exercise of Series C Common Stock Purchase Warrants (the “Series C Warrants ,” and such shares issuable upon exercise of the Series C Warrants, the “Series C Warrant Shares”) or (y) the exercise of prefunded-warrants (the “Series C Pre-Funded Warrants”), issued upon exercise of the Series C Warrants in lieu of the Series C Warrant Shares, to purchase up to 85,223,126 shares of Common Stock (the “Series C Pre-Funded Warrant Shares”, and together with the Series C Warrant Shares, the “Series C Exercise Shares”). The Series B Warrants and the Series C warrants are collectively referred to as the “Warrants” and the Series B Warrant Shares, the Series C Warrant Shares, Series B Pre-Funded Warrant Shares and Series C Pre-Funded Warrant Shares are collectively referred to as the “Warrant Shares”.

The Conversion Shares and the Warrant Shares are collectively referred to as the “Shares”. For each Series A Preferred Pre-Funded Warrant to purchase a share of Common Stock we issue upon conversion of the Series A Preferred Stock, the number of Series A Conversion Shares we are offering will be decreased on a one-for-one basis such that we are offering a total of 85,223,129 Conversion Shares. For every Series B Pre-Funded Warrant to purchase a share of Common Stock we issue upon exercise of the Series B Warrants, the number of Series B Warrant Shares we are offering will be decreased on a one-for-one basis such that we are offering a total of 85,223,126 Series B Exercise Shares. For every Series C Pre-Funded Warrant to purchase a share of Common Stock we issue upon exercise of the Series C Warrants, the number of Series C Warrant Shares we are offering will be decreased on a one-for-one basis such that we are offering a total of 85,223,126 Series C Exercise Shares.

The Series A Preferred Stock and Warrants were sold to Selling Stockholders in our private placement that closed on March 20, 2026 (the “Private Placement”). In connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”), which we are filing the registration statement, of which this prospectus forms a part, pursuant to.

The Selling Stockholders may sell or otherwise dispose of the Shares in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholders may sell or otherwise dispose of the Shares. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholders. To the extent the Warrants are exercise for cash, if at all, we may receive aggregate gross proceeds of up to approximately $21 million. The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares, may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

Our Common Stock is listed on the NYSE American under the symbol “AZTR.” The last reported sale price of our Common Stock on the NYSE American on May 19, 2026, was $0.19 per share.

You should read this prospectus, together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest in any of our securities.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2026.

You should rely only on the information contained in this prospectus or incorporated by reference. Neither we nor the Selling Stockholders have authorized any other person to provide you with information different from or in addition to that contained in this prospectus, and neither we nor the Selling Stockholders take responsibility for any other information others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholders are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. Except as otherwise stated, you should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus and that the information in any report incorporated by reference is accurate only as of the date of such report. Our business, financial condition, results of operations and prospects may have changed since such dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

As used in this prospectus, unless the context indicates or otherwise requires, “the Company,” “our Company,” “we,” “us,” and “our” refer to Azitra, Inc., a Delaware corporation.

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INDUSTRY AND MARKET DATA

This prospectus contains or incorporates by reference observations, statistical data, estimates, and forecasts that are based on independent industry, government and non-government organization publications or other publicly available information, as well as other information based on our internal sources. Although we believe that the third-party sources referred to in this prospectus or incorporated by reference are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Certain information in the text of this prospectus or incorporated by reference is contained in independent industry government and non-governmental organizational publications. The sources of these publications are provided below:

●	Stacy and Belkaid Study, Apollo Stacy and Yasmine Belkaid, Microbial Guardians of Skin Health. Science, 2019 Jan 18;363(6424):227-228. Doi: 10.1126/science.aat4326. PMID: 30655428
●	Oh Study, Zhou W, Spoto M, Hardy R, Guan C, Fleming E, Larson PJ, Brown JS, Oh J. Host-Specific Evolutionary and Transmission Dynamics Shape the Functional Diversification of Staphylococcus epidermidis in Human Skin. Cell. 2020 Feb 6;180(3):454-470.e18. doi: 10.1016/j.cell.2020.01.006. Epub 2020 Jan 30. PMID: 32004459; PMCID
●	Satoh Study, Satoh TK, Mellett M, Meier-Schiesser B, Fenini G, Otsuka A, Beer HD, Rordorf T, Maul JT, Hafner J, Navarini AA, Contassot E, French LE. IL-36γ drives skin toxicity induced by EGFR/MEK inhibition and commensal Cutibacterium acnes. J Clin Invest. 2020 Mar 2;130(3):1417-1430. Doi: 10.1172/JCI128678. PMID: 31805013; PMCID: PMC7269569
●	Barbati Study, Netherton Syndrome in Children: Management and Future Perspectives, Federica Barbati, Mattia Giovannini Teresa Oranges, Lorenzo Lodi, Simona Barni, Elio Novembre, Ermanno Baldo, Mario Cristofolini, Stefano Stagi, Silvia Ricci, Francesca Mori, Cesare Filippeschi, Chiara Azzari and Giuseppe Indol; Frontiers in Pediatrics, May 2021
●	Sun Study, Netherton syndrome: A case report and review of the literature, Joannie D. Sun, MD, and Kenneth G. Linden, PhD, MD, International Journal of Dermatology 2006
●	Orphanet, Netherton Syndrome, Orphanet: Netherton syndrome

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Investing in our Common Stock involves a high degree of risk. Because it is only a summary, it does not contain all of the information that you should consider before investing in our Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our Common Stock, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 4 and the financial statements and related notes included in this prospectus or incorporated by reference.

About Azitra, Inc.

We are an early-stage clinical biopharmaceutical company focused on developing innovative therapies for precision dermatology using engineered proteins and topical live biotherapeutic products. We have built a proprietary platform that includes a microbial library comprised of approximately 1,500 unique bacterial strains that can be screened for unique therapeutic characteristics. The platform is augmented by an artificial intelligence and machine learning technology that analyzes, predicts and helps screen our library of strains for drug-like molecules. The platform also utilizes a licensed genetic engineering technology, which can enable the transformation of previously genetically intractable strains. Our initial focus is on the development of genetically engineered strains of Staphylococcus epidermidis, or S. epidermidis, which we consider to be an optimal therapeutic candidate species for engineering of dermatologic therapies. The particular species demonstrates a number of well-described properties in the skin. As of the date of this prospectus, we have identified among our microbial library over 60 distinct bacterial species that we believe are capable of being engineered to create living organisms or engineered proteins with significant therapeutic effect.

We are a pioneer in genetically engineering bacteria for therapeutic use in dermatology. Our goal is to leverage our platforms and internal microbial library bacterial strains to create new therapeutics that are either engineered living organisms or engineered proteins or peptides to treat skin diseases.

Our Corporate Information

We were incorporated under the laws of the state of Delaware on January 2, 2014. Our principal executive offices are located at 21 Business Park Drive, Branford, Connecticut 06405, and our telephone number is (203) 646-6446. Our website address is www.azitrainc.com. The information contained in, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Common Stock or Warrants.

We own U.S. and foreign registered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on February 27, 2026, which we refer to as the 2025 Form 10-K, as described in the section entitled “Incorporation of Certain Documents by Reference” in this prospectus.

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Implications of Being an Emerging Growth Company

The Jumpstart Our Business Startups Act, or the JOBS Act, was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as “emerging growth companies.” We are an emerging growth company within the meaning of the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from various public reporting requirements, including:

●	the requirement that our internal control over financial reporting be attested to by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002;
●	certain requirements related to the disclosure of executive compensation in this prospectus and in our periodic reports and proxy statements;
●	the requirement that we hold a nonbinding advisory vote on executive compensation and any golden parachute payments; and
●	the ability to delay compliance with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standard.

We may take advantage of the exemptions under the JOBS Act discussed above until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest to occur of (1) the last day of the fiscal year in which we have $1.235 billion or more in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (3) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or (4) the last day of the fiscal year ending after the fifth anniversary of the IPO.

We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. We have chosen to take advantage of all of the other exemptions discussed above. Accordingly, the information contained herein and in our subsequent filing with the SEC may be different than the information you receive from other public companies in which you hold stock.

Implications of Being a Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Common Stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. We have chosen to take advantage of all of the other exemptions discussed above. Accordingly, the information contained herein and in our subsequent filing with the SEC may be different than the information you receive from other public companies in which you hold stock.

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THE OFFERING

Issuer	Azitra, Inc.

Common Stock offered by the Selling Stockholders	Up to 255,699,381 shares of Common Stock, comprised of (i) 85,223,129 Conversion Shares and (ii) 170,450,252 Warrant Shares.

Offering Price	The Selling Stockholders will sell the shares at prevailing market prices or privately negotiated prices.

Common Stock outstanding immediately before this offering	16,192,438 shares of Common Stock.

Common stock to be outstanding after this offering	271,865,819 shares of Common Stock, assuming that all the Pre-Funded Warrants and Warrants are exercised. (1)

Use of proceeds	We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders. However, if all of the Warrants were exercised for cash, we would receive gross proceeds of approximately $21 million. See the section entitled “Use of Proceeds” in this prospectus

Trading market and symbol	Our Common Stock is listed on the NYSE American under the symbol “AZTR.”

Risk factors	Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in our securities.

(1) The number of shares of our Common Stock to be outstanding after this offering is based on approximately 16,192,438 shares of our Common Stock outstanding as of May 19, 2026, and excludes:

●

3,999 shares of our Common Stock issuable upon exercise of outstanding options, with a weighted average exercise price of $340.20 per share, granted pursuant to our 2016 Stock Incentive Plan (the “2016 Plan”);

●	648,968 shares of our Common Stock issuable upon exercise of outstanding options, with a weighted average exercise price of $0.31 per share, granted pursuant to our 2023 Stock Incentive Plan (the “2023 Plan”);

●	approximately 178,658,491 shares of our Common Stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $0.20 per share; and

●	3,075 shares of our Common Stock reserved for future grants under our 2016 Plan and 69,908 shares of our Common Stock reserved for future grants under our 2023 Plan.

Unless we indicate otherwise or unless the context otherwise requires, all information in this prospectus assumes the following:

●	no exercise of outstanding warrants or options described above; and

●	no exercise of the Pre-Funded Warrants and the Warrant.

3

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below and set forth in the section “Risk Factors” in our 2025 Form 10-K, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus, and all other information contained in this prospectus and incorporated by reference in this prospectus, before you make a decision to invest in our securities. Please note that the risks highlighted here are not the only ones that we may face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the following events occur or any additional risks presently unknown to us actually occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our Common Stock could decline and you could lose all or part of your investment.

Risks Relating to this Offering

Risks Related to this Offering

As an investor, you may lose all of your investment.

Investing in our securities involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

We will need additional financing to execute our business plan and fund operations, which additional financing may not be available on reasonable terms or at all.

As of December 31, 2025, we had total assets of $5.0 million and working capital of $2.0 million. After giving effect to the offering, we believe that our cash on hand as of the date of this report will be sufficient to cover our proposed plan of operations for nine months. We intend to seek additional funds through various financing sources, including the sale of our equity, licensing fees for our technology and joint ventures with industry partners. In addition, we will consider alternatives to our current business plan that may enable us to achieve revenue producing operations and meaningful commercial success with a smaller amount of capital. However, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable required to scale back our proposed plan of operations and we may be unable to continue operations, in which case you may lose your entire investment.

The report of our independent registered public accounting firm for the year ended December 31, 2025 states that due to our accumulated deficit, recurring and negative cash flow from operations there is substantial doubt about our ability to continue as a going concern.

The resale of the Shares offered pursuant to this prospectus (or the perception that such sales may occur) will result in substantial dilution and may materially and adversely affect the market price our Common Stock.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Shares by the selling stockholders. We will likely only receive nominal proceeds of $0.0001 per share upon the cash exercise of the Pre-Funded Warrants. Though we would receive the proceeds for the cash exercise of the Warrants per their terms.

As of May 19, 2026, the Conversion Shares registered for resale by the Selling Stockholders in the registration statement of which this prospectus forms a part represented approximately 526% of the 16,192,438 shares of our Common Stock outstanding. If the Selling Stockholders exercise the Warrants in whole, they will receive an additional 170,466,252 Warrant Shares.

4

Our stockholders will experience substantial dilution upon the conversion of the Series A Preferred Stock and the exercise of the Warrants. Sales of a substantial number of shares of our Common Stock by the Selling Stockholders in the public market could occur at any time. Given the substantial number of shares being registered for potential resale by the Selling Stockholders pursuant to this prospectus, whether as a result of substantial sales of our Common Stock by the selling stockholders or the perception in the market that holders of a large number of Shares intend to sell their Shares, the market price of shares of our Common Stock could decline significantly and the volatility of the market price of our Common Stock could increase significantly, even if our research and development efforts are going well.

The market price of our shares may be subject to fluctuation and volatility. You could lose all or part of your investment.

The market price of our Common Stock is subject to wide fluctuations in response to various factors, some of which are beyond our control. Since shares of our Common Stock were sold in our initial public offering, or IPO, in June 2023 at a price of $999.00 per share, the reported high and low sales prices of our Common Stock have ranged from $1,034.96 to $0.10 through May 19, 2026. The market price of our shares on the NYSE American may fluctuate as a result of a number of factors, some of which are beyond our control, including, but not limited to:

●	actual or anticipated variations in our and our competitors’ results of operations and financial condition;
●	changes in earnings estimates or recommendations by securities analysts, if our shares are covered by analysts;
●	market acceptance of our product candidates;
●	development of technological innovations or new competitive products by others;
●	announcements of technological innovations or new products by us;
●	publication of the results of preclinical or clinical trials for our product candidates;
●	failure by us to achieve a publicly announced milestone;
●	delays between our expenditures to develop and market new or enhanced products and the generation of sales from those products;
●	developments concerning intellectual property rights, including our involvement in litigation brought by or against us;
●	regulatory developments and the decisions of regulatory authorities as to the approval or rejection of new or modified products;
●	changes in the amounts that we spend to develop, acquire or license new products, technologies or businesses;
●	changes in our expenditures to promote our product candidates;
●	our sale or proposed sale, or the sale by our significant stockholders, of our shares or other securities in the future;
●	changes in key personnel;
●	success or failure of our research and development projects or those of our competitors;
●	the trading volume of our shares; and
●	general economic and market conditions and other factors, including factors unrelated to our operating performance.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our shares and result in substantial losses being incurred by our investors. In the past, following periods of market volatility, public company stockholders have often instituted securities class action litigation. If we were involved in securities litigation, it could impose a substantial cost upon us and divert the resources and attention of our management from our business.

Our failure to meet the continued listing requirements of the NYSE American could result in a delisting of our Common Stock.

On October 1, 2025, we received written notification from the NYSE American that we are not in compliance with Section 1003(a)(ii) of the NYSE American Company Guide. The Company has submitted a plan (the “Plan”) to regain compliance to the NYSE American and on December 16, 2025, received notice that the NYSE American had accepted the Company’s Plan to regain compliance and granted a plan period through April 1, 2027 (the “Plan Period Deadline”). If the Company does not regain compliance with the NYSE American continued listing standards by the Plan Period Deadline, or if the Company does not make progress consistent with its Plan during the plan period, then the NYSE American may initiate delisting proceedings. Additionally, if we fail to satisfy the continued listing requirements of the NYSE American, including the corporate governance requirements or the minimum closing bid price requirement, the NYSE American may take steps to delist our Common Stock. Such a delisting would likely have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the NYSE American’s minimum bid price requirement or prevent future non-compliance with the NYSE American’s listing requirements.

5

The Private Placement

Overview

On March 18, 2026, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Stockholders, pursuant to which we issued the Selling Stockholders in the Private Placement an aggregate of (i) 10,485 shares of Series A Preferred Stock, (ii) Series B Warrants to purchase up to 85,223,126 shares of Common Stock, or Series B Pre-Funded Warrants in lieu thereof, and (iii) Series C warrants to purchase up to 85,223,126 shares of Common Stock, or Series C Pre-Funded Warrants in lieu thereof. The purchase price per share of Series A Preferred Stock, Series B Warrant to 85,223,126 shares of Common Stock, or Series B Pre-Funded Warrants in lieu thereof, and Series C Warrant to 85,223,126 shares of Common Stock, or Series C Pre-Funded Warrants in lieu thereof was $1,000. Each Share of Series A Preferred stock is convertible into 8,128.1 Series A Conversion Shares, or Series A Preferred Pre-Funded Warrants to purchase Series A Preferred Pre-Funded Warrant Shares.

The Private Placement closed on March 20, 2026 (the “Closing Date”).

The Private Placement could result in gross proceeds of up to approximately $31.4 million to the Company (assuming the cash exercise in full of the Warrants), including initial gross proceeds of approximately $10.5 million received by the Company on the Closing Date. The Company intends to use the initial net proceeds from the Private Placement, together with the Company’s existing cash and cash equivalents, to provide financing for research and development, general corporate expenses, and working capital needs.

Series A Preferred Stock

Subject to the terms and limitations contained in the Certificate of Designations, Preferences and Rights of Series A Convertible Non-Redeemable Preferred Stock (the “Certificate of Designations”), the Series A Preferred Stock is not convertible into Common Stock until the Company’s stockholders have approved each of (i) an increase in the number of authorized shares of Common Stock to enable the Company to issue all of the Conversion Shares, and (ii) the issuance of the Conversion Shares in accordance with the listing rules of the NYSE American (collectively, the “Stockholder Approval”). Effective as of 5:00 p.m. Eastern Time on the first business day after the date of the Stockholder Approval and subject to the Company filing an amendment to its Restated Certificate of Incorporation causing an increase in the number of authorized shares of Common Stock (the “Certificate of Amendment”), each share of Series A Preferred Stock will automatically convert into approximately 8,128.1 Series A Conversion shares, (the “Automatic Conversion”), subject to adjustment as provided in the Certificate of Designations and subject to a beneficial ownership limitation of 4.99%, 9.99% or 19.99% (as selected by the Selling Stockholder), of the number of shares of Common Stock Issued and outstanding (the “Series A Preferred Stock Beneficial Ownership Limitation”).

We will not effect any conversion of shares of Series A Preferred Stock in the Automatic Conversion to the extent that, after giving effect to the Automatic Conversion, a Purchaser would beneficially own a number of shares of Common Stock in excess of the Series A Preferred Stock Beneficial Ownership Limitation (the “Excess Shares”), and instead, we will issue such Purchaser a Series A Pre-Funded Warrant exercisable for the Excess Shares.

Warrants

The Series B Warrants are exercisable following receipt of Stockholder Approval and the effectiveness of the Certificate of Amendment and will terminate eighteen months following the Stockholder Approval. The Series B Warrants have an exercise price of $0.123 per share of Series B Exercise Share.

The Series C Warrants will be exercisable following the receipt of Stockholder Approval and effectiveness of the Certificate of Amendment Filing, and will terminate 30 calendar days after the date the Company publicly announces data from its cosmetic filaggrin study in humans (the “Series C Termination Date”); provided, however, if the closing sale price of the Common Stock is below $0.123, the exercise price per Series C Exercise Share, then on the Series C Termination Date, the exercise price of the Series C Warrants shall automatically reset to the closing sale price of the Common Stock on such date (subject to a floor equal to 50% of the original exercise price of $0.123 per share), and the Series C Termination Date shall be extended by an additional 30 calendar days. If the closing sale price of the Common Stock is at or above the $0.123 exercise price on the Series C Termination Date, no extension shall apply.

The Warrants are subject to a beneficial ownership limitation of 4.99%, 9.99% or 19.99% (as selected by the Selling Stockholder), of the number of shares of Common Stock Issued and outstanding. If the exercise of a Warrant would cause the Selling Stockholder to exceed the ownership limitation, we will issue the Selling Stockholder a Series B Pre-Funded Warrant, in the case of Series B Warrants, or a Series C Pre-Funded Warrant, in the case of Series C Warrants.

Pre-Funded Warrants

The Series A Pre-Funded Warrants, Series B Pre-Funded Warrants and Series C Pre-Funded Warrants (collectively, the “Pre-Funded Warrants”) are all identical. They each have an exercise price of $0.0001 per share. Each Pre-Funded Warrant that may be issued in accordance with the Certificate of Designations and the Warrants will be exercisable immediately upon issuance and continuing through and including the date it is exercised in full.

Registration Rights Agreement

On March 20, 2026, we entered into the Registration Rights Agreement with the Selling Stockholders, pursuant to which we agreed to register for resale the Shares. We agreed to file a registration statement covering the resale of the Shares no later May 4, 2026, and cause the registration statement to be declared effective by the earlier of 5 Business Days after the SEC informs the Company that no review of such registration statement will be made or that the SEC has no further comments on such registration statement or (ii) the 90th day after the Closing Date (or the 120th day after the Closing Date if the SEC reviews such registration statement)

This registration statement, of which this prospectus forms a part, is being filed pursuant to the Registration Rights Agreement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the following:

●	our future financial and operating results;
●	our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;
●	the timing and success of our plan of commercialization;
●	our ability to successfully develop and clinically test our product candidates;
●	our ability to obtain FDA approval for any of our product candidates;
●	our ability to comply with all U.S. and foreign regulations concerning the development, manufacture and sale of our product candidates;
●	our reliance on third parties to manufacture our product candidates;
●	the adequacy of the net proceeds of this offering;
●	the effects of market conditions on our stock price and operating results;
●	our ability to maintain, protect and enhance our intellectual property;
●	the effects of increased competition in our market and our ability to compete effectively;
●	our plans to use the proceeds from this offering;
●	costs associated with initiating and defending intellectual property infringement and other claims;
●	the attraction and retention of qualified employees and key personnel;
●	future acquisitions of or investments in complementary companies or technologies; and
●	our ability to comply with evolving legal standards and regulations, particularly concerning requirements for being a public company.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section of our 2025 Form 10-K and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus and our 2025 Form 10-K which is incorporated herein by reference and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

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TRADEMARKS, SERVICE MARKS AND TRADE NAMES

We own or have rights to use a number of registered and common law trademarks, service marks and/or trade names in connection with our business in the United States and/or in certain foreign jurisdictions.

Solely for convenience, the trademarks, service marks, logos and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks and trade names of others, which are the property of their respective owners. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

USE OF PROCEEDS

We are not selling any shares of Common Stock in this offering and we will not receive any of the proceeds from the sale of Shares by the Selling Stockholders. The Selling Stockholders will receive all of the proceeds from any sales of the Shares offered hereby. However, we will incur expenses in connection with the registration of the Shares of our Common Stock offered hereby.

We will receive the exercise price upon any exercise of the Warrants, to the extent exercised on a cash basis. If all the Warrants were exercised for cash, we would receive gross proceeds of approximately $21 million. However, the holders of the Warrants are not obligated to exercise the Warrants, and we cannot predict whether or when, if ever, the holders of the Warrants will choose to exercise the Warrants, in whole or in part. Accordingly, any proceeds from such exercise will be used for general corporate purposes and working capital.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Investors should not purchase our Common Stock with the expectation of receiving cash dividends. The payment of dividends on our Common Stock, if any, in the future is within the discretion of our Board and will depend on our earnings, capital requirements and financial condition and other relevant facts. We currently intend to retain all future earnings, if any, to finance the development and growth of our business.

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SELLING STOCKHOLDERS

This prospectus covers the possible resale from time to time by the Selling Stockholders identified in the table below of Common Stock, including Common Stock issuable upon Conversion of the Series A Preferred Stock, the exercise of the Warrants, and the exercise of the Pre-Funded Warrants. The Selling Stockholders may sell some, all or none of their Common Stock. We do not know how long the selling stockholders will hold the Warrants and Pre-Funded Warrants, whether any will exercise such warrants, and upon such exercise, how long such Selling Stockholders will hold the Common Stock before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of their shares. Additionally, we do not know when the Series A Preferred Stock will converted into Conversion Shares.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our Common Stock by the selling stockholders as of May 19, 2026. The information in the table below with respect to the Selling Stockholders has been obtained from the respective selling stockholders. When we refer to the “Selling Stockholders” in this prospectus, or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, we mean the Selling Stockholders listed in the table below as offering shares, as well as their respective donees, pledgees, transferees or other successors-in-interest. Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the selling stockholders, we are referring to the shares of our Common Stock consisting of (i) 85,223,129 shares of our Common Stock upon conversion of the Series A Preferred Stock (or, in certain circumstances, Pre-Funded Warrants) and (ii) 170,466,252 shares of our Common Stock issuable upon the exercise of the Warrants (Series B Warrants to purchase 85,223,126 shares of our Common Stock and Series C Warrants to purchase 85,223,126 shares of our Common Stock) (or, in certain circumstances, Pre-Funded Warrants), without giving effect to the beneficial ownership limitations contained in the Series A Preferred Stock and the Warrants. The selling stockholders may sell all, some or none of the shares of Common Stock subject to this prospectus. See “Plan of Distribution” below as it may be supplemented and amended from time to time.

The number of shares of Common Stock beneficially owned prior to the offering for each selling stockholder includes (i) all shares of our Common Stock held by such Selling Stockholder as of May 19, 2026, (ii) all of the shares of our Common Stock issuable upon conversion of the Series A Preferred Stock held by such selling stockholder and (iii) all shares issuable upon the exercise of the Warrants held by such selling stockholder, in each case, without giving effect to the beneficial ownership limitations described above. The percentages of shares owned before and after the offering are based on 16,192,438 shares of Common Stock outstanding as of May 19, 2026, and assuming the issuance of 255,699,378 shares issuable pursuant to the conversion of the Series A Preferred Stock and exercise of the Warrants.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any Selling Stockholder named below.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares of Common Stock Being	Shares of Common Stock to be Beneficially Owned After the Offering (2)
Name of Selling Stockholder	Number	Percentage	Offered (1)	Number	Percentage
Stonepine Capital, LP (3)	81,323,630	29.91%	81,321,630	1,600	*
Blackwell Partners LLC - Series A (4)	30,358,455	11.17%	30,358,455	-	-
Lytton-Kambra Foundation(5)	24,384,300	8.97%	24,384,300	-	-
Nantahala Capital Partners Limited Partnership (6)	20,190,201	7.43%	20,190,201	-	-
Alumni Capital LP (7)	23,901,304	8.61%	18,288,225	5,613,079	2.020000%
Pointillist Partners LLC (8)	18,288,225	6.73%	18,288,225	-	-
Francisco Salva (9)	12,214,391	4.49%	12,192,150	22,241	*
HFCG, LLC (10)	8,534,505	3.14%	8,534,505	-	-
NCP RFM LP (11)	6,754,452	2.48%	6,754,452	-	-
Kenneth D. Eichenbaum (12)	6,096,075	2.24%	6,096,075	-	-
Helena Global Investment Opportunities 1 Ltd. (13)	6,096,075	2.24%	6,096,075	-	-
Dr. Steven Rapp (14)	6,096,075	2.24%	6,096,075	-	-
Gary Eichenbaum (15)	4,879,112	1.79%	4,876,860	2,252	*
MK Plumeria, LLC (16)	2,438,430	*	2,438,430	-	-
Caleb Porter (17)	2,438,430	*	2,438,430.00	-	-
Aaron Rapp (18)	2,438,430	*	2,438,430.00	-	-
Jared Rapp (19)	2,438,430	*	2,438,430.00	-	-
Lynn Hitschler (20)	1,219,215	*	1,219,215.00	-	-
Eric Gomberg (21)	609,609	*	609,609.00	-	-
David Gomberg (22)	609,609	*	609,609.00	-	-

* Less than 1%

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1	The number of shares of our Common Stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our Common Stock issuable upon the conversion of the Series A Preferred Stock and issuable upon the exercise of the Warrants, as well as the shares of Common Stock issuable upon exercise of Pre-Funded Warrants issued in lieu of Common Stock upon the Conversion of the Series A Preferred Stock or exercise of the Warrants, held by a selling stockholder that a selling stockholder may offer and sell from time to time under this prospectus, without giving effect to the beneficial ownership limitations described above. The shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and issuable upon the exercise of the Warrants or Pre-Funded Warrants will become eligible for sale by the selling stockholders under this prospectus only when Series A Preferred Stock is converted and the Warrants or Pre-Funded Warrants are exercised. The Series A Preferred Stock will automatically convert in the Automatic Conversion. We cannot predict when or whether any of the selling stockholders will exercise their Warrants or Pre-Funded Warrants.

2	We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, the Series A Preferred Stock is converted and each selling stockholder exercises their Warrants, and in each case the Selling Stockholder does not receive any Pre-Funded Warrants, and none of the shares covered by this prospectus will be held by the Selling Stockholders.

3	Stonepine Capital, LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 1,600 shares of Common Stock, 27,107,210 shares of common stock issuable upon conversion of the Series A Preferred Stock, 27,107,210 shares of common stock issuable upon exercise of the Series B Warrants and 27,107,210 shares of common stock issuable upon exercise of the Series C Warrants, held by Stonepine Capital, LP. Jon M. Plexico is the Managing Member of the General Partner and has voting and dispositive power with respect to the shares held by Stonepine Capital, LP. All of the Series A Preferred Stock, the Series B Warrants and the Series C Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from converting that portion of the Series A Preferred Stock and exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address for Stonepine Capital, LP is 2900 NW Clearwater Dr., Ste. 100-11, Bend, OR 97703.

4	Blackwell Partners LLC - Series A: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 10,119,485 shares of common stock issuable upon conversion of the Series A Preferred Stock, 10,119,485 shares of Common Stock issuable upon exercise of the Series B Warrants and 10,119,485 shares of Common Stock issuable upon exercise of the Series C Warrants, held by Blackwell Partners LLC - Series A. Wilmot Harkey and Daniel Mack are Managers of the General Partner, Nantahala Capital Management LLC, and have voting and dispositive power with respect to the shares held by Blackwell Partners LLC - Series A. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from converting that portion of the Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants and the Series C Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address for Blackwell Partners LLC - Series A is 130 Main Street, 2nd Floor, New Canaan, CT 06840.

5	Lytton-Kambara Foundation: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 8,128,099 shares of Common Stock issuable upon conversion of the Series A Preferred Stock, 8,128,099 shares of Common Stock issuable upon exercise of the Series B Warrants and 8,128,099 shares of Common Stock issuable upon exercise of the Series C Warrants held by the Lytton-Kambara Foundation. Al. All of the Series A Preferred Stock and the Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of the Series A Preferred Stock, and exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The registered address for Lytton-Kambara Foundation is 467 Central Park West 17A, New York, NY 10025.

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6	Nantahala Capital Partners Limited Partnership: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 6,730,066 shares of common stock issuable upon conversion of the Series A Preferred Stock, 6,730,066 shares of Common Stock issuable upon exercise of the Series B Warrants and 6,730,066 shares of common stock issuable upon exercise of the Series C Warrants, held by Nantahala Capital Partners Limited Partnership. Wilmot Harkey and Daniel Mack are Managers of the General Partner, Nantahala Capital Management LLC, and have voting and dispositive power with respect to the shares held by Nantahala Capital Partners Limited Partnership. All of the Series A Preferred Stock, the Warrants, tare subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from converting that portion of the Series B Preferred Stock and exercising that portion of the Warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address for Nantahala Capital Partners Limited Partnership is 130 Main Street, 2nd Floor, New Canaan, CT 06840.

7	Alumni Capital LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 5,613,079 shares of Common Stock issuable upom exercise of warrants issued to the Selling Stockholder in connection with an equity line of credit facility between the Selling Stockholder and the Company (the “ELOC Warrants”), 6,096,075 shares of Common Stock issuable upon conversion of the Series A Preferred Stock, 6,096,075 Shares of Common Ctock issuable upon exercise of the Series B Warrants and 6,096,075 shares of Common Stock issuable upon exercise of the Series C Warrants held by Alumni Capital LP. Ashkan Mapar is the General Partner and has voting and dispositive power with respect to the shares held by Alumni Capital LP. All of the Series A Preferred Stock, the Series B Warrants, the Series C Warrants and the ELOC Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of the Series A Preferred Stock and exercising that portion of the Warrants and the ELOC Warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Alumni Capital LP is 601 Brickell Key Dr., Suite 700, Miami, FL 33131.

8	Pointillist Partners LLC: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 6,096,075 shares of Common Stock issuable upon conversion of the Series A Preferred Stock, 6,096,075 shares of Common Stock issuable upon exercise of the Series B Warrants and 6,096,075 shares of Common Stock issuable upon exercise of the Series C Warrants. Jorey Chernett is the Managing Member of Pointillist Partners LLC and has voting and dispositive power with respect to the shares held by Pointillist Partners LLC. All of the Series A Preferred Stock and the Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from converting that portion of Series A Preferred Stock and exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address for Pointillist Partners LLC is 6222 Indianwood Tr., Bloomfield Hills, MI 48301.

9	Francisco Salva: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 4,064,050 shares of common stock issuable upon conversion of the Series A Preferred Stock, 4,064,050 shares of common stock issuable upon exercise of the Series B Warrants, 4,064,050 shares of common stock issuable upon exercise of the Series C Warrants, and 22,241 Incentive Stock Options held by Mr. Salva and exercisable within 60 days of May 19, 2026. All of the Series A Preferred Stock and the Series A Warrants, and the Series B Warrants, are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from converting that portion of Series A Preferred Stock and exercising that portion of the Warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Mr. Salva is the President, Chief Executive Officer and director of the Company.

10	HFCG, LLC: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 2,844,835 shares of Common Stock issuable upon conversion of the Series A Preferred Stock, 2,844,835 shares of Common Stock issuable upon exercise of the Series B Warrants and 2,844,835 shares of common stock issuable upon exercise of the Series C Warrants held by the HFCG, LLC. All of the Series A Preferred Stock and the Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from converting that portion of the Series A Preferred Stock, and exercising that portion of the Warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Matthew Okkerse has voting control over securities held by HFCG, LLC. Dauntless Investment Group, LLC (“Dauntless”) serves as investment advisor to HFCG. LLC and has investment discretion with respect to securities held by HFCG, LLC. Matthew Okkerse has voting control over securities held by HFCG, LLC. Dauntless serves as investment advisor to HFCG, LLC and has investment discretion with respect to securities held by HFCG, LLC. As a result of the foregoing, each of Mr. Okkerse and Dauntless may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by HFCG, LLC. The registered address for HFCG, LLC is 1883 West Royal Hunte Dr. Ste 200A, Cedar City, Utah 84720

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11	NCP RFM LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 2,251,484 shares of common stock issuable upon conversion of the SeriesA Preferred Stock, 2,251,484 shares of Common Stock issuable upon exercise of the Series B Warrants and 2,251,484 shares of common stock issuable upon exercise of the Series B Warrants held by NCP RFM LP. Wilmot Harkey and Daniel Mack are Managers of the General Partner, Nantahala Capital Management LLC, and have voting and dispositive power with respect to the shares held by NCP RFM LP. All of the Series A Preferred Stock and the Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from converting that portion of the Series A Preferred Stock and exercising that portion of the Warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address for NCP RFM LP is 130 Main Street, 2nd Floor, New Canaan, CT 06840.

12	Kenneth D. Eichenbaum: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 2,032,025 shares of common stock issuable upon conversion of the Series A Preferred Stock 2,032,025 shares of common stock issuable upon exercise of the Series B Warrants and 2,032,025 shares of common stock issuable upon exercise of the Series C Warrants. All of the Series A Preferred Stock and the Series B Warrants, and the Series C Warrants, are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of Series A Preferred Stock and exercising that portion of the Warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

13	Helena Global Investment Opportunities 1 Ltd. (“Helena”): The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 2,032,025 shares of common stock issuable upon conversion of the Series A Preferred Stock, 2,032,025 shares of common stock issuable upon exercise of the Series B Warrants and 2,032,025 shares of common stock issuable upon exercise of the Series C Warrants. All of the Series A Preferred Stock and the Series B Warrants, and the Series C Warrants, are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from converting that portion of Series A Preferred Stock and exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address for Helena is 71 Fort Street, 3rd Floor, Grand Cayman, Cayman Islands KY1-1111. We have been advised that Jeremy Weech, Managing Partner has power to vote or direct the vote and power to dispose or to direct the disposition of all securities owned directly by Helena. We have been advised that Helena is an exempt reporting advisor of FINRA and that neither Helena nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer.

14	Dr. Steven Rapp: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 2,032,025 shares of common stock issuable upon conversion of the Series A Preferred Stock 2,032,025 shares of common stock issuable upon exercise of the Series B Warrants and 2,032,025 shares of common stock issuable upon exercise of the Series C Warrants. All of the Series A Preferred Stock and the Series B Warrants, and the Series C Warrants, are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of Series A Preferred Stock and exercising that portion of the Warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

15	Gary Eichenbaum: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 1,625,620 shares of common stock issuable upon conversion of the Series A Preferred Stock, 1,625,620 shares of common stock issuable upon exercise of the Series B Warrants, 1,625,620 shares of common stock issuable upon exercise of the Series C Warrants, and 2,252 Incentive Stock Options held by Gary Eichenbaum. All of the Series A Preferred Stock and the Series A Warrants, and the Series B Warrants, are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of Series A Preferred Stock and exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

16	MK Plumeria, LLC: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 812,810 shares of Common Stock issuable upon conversion of the Series A Preferred Stock, 812,810 shares of Common Stock issuable upon exercise of the Series B Warrants and 8,128,099 shares of common stock issuable upon exercise of the Series C Warrants held by the MK Plumeria, LLC. All of the Series A Preferred Stock and the Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the Selling Stockholder from converting that portion of the Series A Preferred Stock, and exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Daniel Herr has voting control over securities held by MK Plumeria, LLC. Dauntless serves as investment advisor to MK Plumeria, LLC and has investment discretion with respect to securities held by MK Plumeria, LLC. As a result of the foregoing, each of Mr. Herr and Dauntless may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by MK Plumeria, LLC. The registered address for MK Plumeria, LLC is 44 Pascal Ln, Austin, Texas 78746.

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17	Caleb Porter: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 812,810 shares of Common Stock issuable upon conversion of the Series A Preferred Stock 812,810 shares of Common Stock issuable upon exercise of the Series B Warrants and 812,810 shares of common stock issuable upon exercise of the Series C Warrants. All of the Series A Preferred Stock and the Series B Warrants, and the Series C Warrants, are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of Series A Preferred Stock and exercising that portion of the Warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

18	Aaron Rapp: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 812,810 shares of common stock issuable upon conversion of the Series A Preferred Stock 812,810 shares of common stock issuable upon exercise of the Series B Warrants and 812,810 shares of common stock issuable upon exercise of the Series C Warrants. All of the Series A Preferred Stock and the Series B Warrants, and the Series C Warrants, are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of Series A Preferred Stock and exercising that portion of the Warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

19	Jared Rapp: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 812,810 shares of common stock issuable upon conversion of the Series A Preferred Stock 812,810 shares of common stock issuable upon exercise of the Series B Warrants and 812,810 shares of common stock issuable upon exercise of the Series C Warrants. All of the Series A Preferred Stock and the Series B Warrants, and the Series C Warrants, are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of Series A Preferred Stock and exercising that portion of the Warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

20	Lynn Hitschler: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 406,405 shares of Common Stock issuable upon conversion of the Series A Preferred Stock 406,405 shares of Common Stock issuable upon exercise of the Series B Warrants and 406,405 shares of common stock issuable upon exercise of the Series C Warrants. All of the Series A Preferred Stock and the Series B Warrants, and the Series C Warrants, are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of Series A Preferred Stock and exercising that portion of the Warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

21	Eric Gomberg: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 203,203 shares of common stock issuable upon conversion of the Series A Preferred Stock, 203,203 shares of common stock issuable upon exercise of the Series B Warrants and 203,203 shares of common stock issuable upon exercise of the Series C Warrants. All of the Series A Preferred Stock and the Series B Warrants, and the Series C Warrants, are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of Series A Preferred Stock and exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

22	David Gomberg: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 203,203 shares of common stock issuable upon conversion of the Series A Preferred Stock, 203,203 shares of common stock issuable upon exercise of the Series B Warrants and 203,203 shares of common stock issuable upon exercise of the Series C Warrants. All of the Series A Preferred Stock and the Series B Warrants, and the Series C Warrants, are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of Series A Preferred Stock and exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

14

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted by applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.

15

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act:) may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Shares offered by this prospectus.

We have agreed with the Selling Stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or Rule 144 of the Securities Act or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144(c)(1) of the Securities Act.

LEGAL MATTERS

Thompson Hine LLP, New York, New York, will pass upon the validity of the Common Stock offered hereby.

EXPERTS

The financial statements as of and for the fiscal years ended December 31, 2025 and 2024 incorporated by reference in this prospectus have been so incorporated by reference reliance on the report of Grassi & Co., CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

16

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) until we terminate the offering of these securities:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 27, 2026;

●	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed on May 13, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on February 6, 2025 and March 23, 2026 (other than any information under Item 2.02 or Item 7.01 of each incorporated Form 8-K);

●	Our definitive proxy statement filed on January 02, 2026, and our definitive additional materials filed on February 6, 2026 and March 5, 2026.

●	Our definitive proxy statement filed on May 08, 2026

●	The description of our Common Stock set forth in our registration statement on Form 8-A12B filed with the SEC on May 16, 2023.

To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus shall supersede such incorporated statement and the incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Azitra, Inc.

21 Business Park Drive,

Branford, Connecticut 06405

Attention: Corporate Secretary

Telephone: (203) 646-6446

17

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our shares of Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

In addition, we file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. These filings are also available free of charge to the public on, or accessible through, our corporate website at www.azitrainc.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our Common Stock.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

18

255,699,378 Shares of Common Stock

PRELIMINARY PROSPECTUS

              , 2026

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of our Common Stock being registered hereby, all of which will be borne by us (except any placement agent fees and expenses incurred for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the shares). All amounts are estimated except the SEC registration fee.

Description	Amount
SEC Registration Fee	$6,467.41
Accounting Fees and Expenses	5,000.00
Legal Fees and Expenses	50,000.00
Miscellaneous Fees	3,532.59
Total	$65,000

Item 14. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Second Amended and Restated Certificate of Incorporation, or Certificate of Incorporation, of Azitra, Inc., a Delaware corporation.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

II-1

Our Certificate of Incorporation states that to the fullest extent permitted by the DGCL our directors shall not be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our Certificate of Incorporation requires us, to the fullest extent permitted by applicable law, to provide indemnification of (and advancement of expenses to) our directors and officers, and authorizes us, to the fullest extent permitted by applicable law, to provide indemnification of (and advancement of expenses to) to other employees and agents (and any other persons to which the DGCL permits us to provide indemnification) through bylaw provisions, agreements with such directors, officers, employees, agents or other persons, vote of stockholders or disinterested directors or otherwise, subject only to limits created by the DGCL with respect to actions for breach of duty to our corporation, our stockholders and others.

Our Certificate of Incorporation provides that we shall, to the maximum extent and in the manner permitted by the DGCL, indemnify each of our directors, officers and all other persons we have the power to indemnify under Section 145 of the DGCL against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was a director of the Company. We may maintain insurance, at our expense, to protect the Company and any of our directors, officers, employees or agents against any such expense, liability or loss, whether or not we have the power to indemnify such person.

We have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

Prior to the closing of this offering, we plan to enter into an underwriting agreement, which will provide that the underwriters are obligated, under some circumstances, to indemnify our directors, officers and controlling persons against specified liabilities.

Item 15. Recent Sales of Unregistered Securities.

The following list sets forth information regarding all unregistered securities sold by us over the three-year period preceding the date of the prospectus that forms a part of this registration statement.

In January 2022, we sold to one investor an unsecured convertible promissory note in the principal amount of $1.0 million. In January 2023, the principal amount of the note, along with all accrued interest, was converted into 3,518 shares of our Series B convertible preferred stock. Subsequently, these shares were converted into Common Stock upon the consummation of the IPO.

In September 2022, we conducted the placement of our unsecured convertible promissory notes in the aggregate principal amount of $4.35 million to five investors. The principal amount of the notes, along with all accrued and unpaid interest thereunder, converted into 9,239 shares of our Common Stock upon the consummation of the IPO.

No underwriters were involved in the foregoing issuances of securities. We believe the offers, sales and issuances of the above securities by us were exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act and Rule 506 thereunder as transactions not involving a public offering. All of the investors were accredited investors as such term is defined in Rule 501 under the Securities Act. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates, notes and warrants issued in these transactions. All recipients had adequate access, through their relationships with us, to information about our Company. The sales of these securities were made without any general solicitation or advertising.

II-2

On January 14, 2025, the Company entered into a placement agency agreement (the “January 2025 Placement Agency Agreement”) with Maxim Group LLC (“Maxim”) in connection with the offer and sale to investors of up to 729,381 shares (the “January 2025 Shares”) of the Company’s Common Stock, at an offering price of $2.00 per Share (the “January 2025 Offering”). In connection with the January 2025 Offering, the Company entered into a securities purchase agreement (the “January 2025 Purchase Agreement”) with certain of the purchasers in the January 2025 Offering. The aggregate gross proceeds to the Company from the January 2025 Offering were approximately $1.5 million, before deducting placement agent fees and other estimated offering expenses. The January 2025 Offering closed on January 16, 2025.

Maxim acted as the Company’s exclusive placement agent in the January 2025 Offering. Pursuant to the terms of the January 2025 Placement Agency Agreement, the Company agreed to pay Maxim a cash fee equal to 7.0% of the aggregate gross proceeds raised in the January 2025 Offering. The Company also agreed to reimburse Maxim for certain expenses. As additional compensation, the Company agreed to issue to Maxim (or its designees) an unregistered warrant (the “Placement Agent Warrant”) to purchase an aggregate of 29,175 shares of Common Stock (the “Placement Agent Warrant Shares”), which represents 4.0% of the aggregate number of Shares sold in the Offering, at an exercise price per share equal to 125% of the offering price of each Share, or $2.53. The Placement Agent Warrants are exercisable six (6) months from the date of issuance and expire five years from the commencement of sales in the January 2025 Offering. The Placement Agent Warrant may be exercisable via “cashless exercise” in certain circumstances.

The Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder as transactions by an issuer not involving any public offering.

On February 6, 2025, the Company closed an offering of 374,696 shares (the “February 2025 Shares”) of the Company’s Common Stock to certain investors (the “Investors”) pursuant to the Securities Purchase Agreement (the “SPA”) dated February 4, 2025, between the Company and the Investors, as amended on February 5, 2025. On February 6, 2025, in connection with the Investors’ agreement to enter into the amendment to the SPA, the Company and the Investors entered into a letter agreement (the “Letter Agreement”), pursuant to which the Company will (i) issue the Investors warrants to purchase up to 337,232 shares of Common Stock, in the aggregate (the “February 2025 Warrants”), and (ii) grant the investors a right for two years from the closing date of the Letter Agreement, to participate in future financings of the Company in an aggregate amount equal to 50% of such financings. Pursuant to the terms of the Letter Agreement, the Company filed a registration statement covering the issuance of the shares Common Stock underlying the February 2025 Warrants on July 18, 2025 (File No. 333-288766), which the SEC declared effective on July 23, 2025. The February 2025 Warrants are exercisable on the six-month and one day anniversary of their issuance, and their exercise price is equal to the greater of the (i) book value or (ii) market value of the Common Stock as determined under NYSE American Rules. The February 2025 Warrants and the shares of Common Stock issuable upon exercise of the February 2025 Warrants have not been registered under the Securities Act, or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering.

On April 24, 2025, the Company entered into the ELOC Purchase Agreement with Alumni Capital, whereby the Company has the right, but not the obligation, to sell to Alumni Capital, and Alumni Capital is obligated to purchase up to the Investment Amount of shares of the Company’s Common Stock in a series of purchases. The purchase price of the shares that the Company elects to sell to Alumni Capital pursuant to the ELOC Purchase Agreement will be equal to the lowest daily volume weighted average price of the Common Stock during the period commencing on the date that the Company delivers a notice requiring the purchase of shares by Alumni Capital and ending on the earlier to occur of (i) five (5) business days immediately following such date and (ii) the date on which Alumni Capital notifies the Company that it is prepared to proceed with the relevant closing, multiplied by 90%. Upon each purchase, Alumni Capital receives warrants to purchase such number of shares of the Company’s Common Stock equal to 10% of the number of shares purchased in the related purchase. The exercise price of the warrants equals 130% of the price per share paid upon closing. The exercise of the warrants were subject to stockholder approval, which the Company received at its annual meeting of shareholders held on June 23, 2025, and expire five years after issuance. The warrants may be exercised via cashless exercise if there is no effective registration statement, or current prospectus available for, the resale of the shares underlying the warrants. The issuance of the shares and the warrants to Alumni Capital were or will be made pursuant to exemptions from the registration requirement of the Securities Act provided by Section 4(a)(2) thereunder. In accordance with the ELOC Purchase Agreement, the Company registered the offering and resale by Alumni Capital of up to 10,043,488 shares of the Company’s Common Stock and up to 1,004,349 shares underlying the warrants issuable upon exercise of the warrants on Form S-1 (File No. 333-286809), which was declared effective by the SEC on May 1, 2025.

On August 26, 2025, the Company entered into a Modification Agreement (the “Modification Agreement”) with Alumni Capital to amend certain terms of the ELOC Purchase Agreement. Pursuant to the Modification Agreement, the Company may at its election, cause Alumni Capital to make a series of purchases of ELOC Shares either at (i) the lowest daily volume weighted average price of the Common Stock during the period commencing on the date that the Company delivers written notice and ending on the earlier of (a) five (5) business days immediately following the date of a written notice, and (b) the date on which Alumni Capital notifies the Company that it is prepared to proceed with the closing of the purchase, multiplied by 90% (“Purchase Notice Option 1”) or (ii) the lowest traded price of Common Stock during the period commencing on the date the Company delivers a written notice and ending on the earlier of (x) the same business day a written notice is delivered, and (y) the date on which Alumni Capital notifies the Company that it is prepared to proceed with the closing of the purchase, multiplied by 97% (“Purchase Notice Option 2”). Each written delivered by the Company must specify whether Purchase Notice Option 1 or Purchase Notice Option 2 is selected and the number of shares of Common Stock to be purchased. All other terms and conditions of the Purchase Agreement remain in full force and effect.

II-3

On November 24, 2025, the Company entered into the November Purchase Agreement with Alumni Capital, pursuant to which the Company agreed to issue and sell to Alumni Capital in the November Offering an aggregate of 535,759 November Shares, (ii) November Pre-Funded Warrants to purchase up to an aggregate of 4,151,741 shares of Common Stock at an exercise price of $0.0001 per November Pre-Funded Warrant, and (iii) November Common Stock Purchase Warrants to purchase up to an aggregate of 4,687,500 shares of Common Stock at an exercise price of $0.32 per November Common Stock Purchase Warrant. The November Offering Price was $0.32 per share of Common Stock or November Pre-Funded Warrant and accompanying November Common Stock Purchase Warrant. The November Pre-Funded Warrants are immediately exercisable and do not expire until exercised in full. The November Common Stock Purchase Warrants are exercisable upon shareholder approval and will expire on the five-year anniversary of shareholder approval. The November Common Stock Purchase Warrants may be exercised via cashless exercise if, after the six month anniversary of the issuance date, there is no effective registration statement, or current prospectus available for, the resale of the shares underlying the November Common Stock Purchase Warrant. The issuance of the November Common Stock Purchase Warrants and November Pre-Funded Warrants to Alumni Capital were made pursuant to exemptions from the registration requirement of the Securities Act provided by Section 4(a)(2) thereunder.

In connection with the November Offering, on November 24, 2025, the Company entered into the November Placement Agency Agreement with the November Placement Agent, pursuant to which the Company engaged the November Placement Agent as the exclusive placement agent in connection with the November Offering. Pursuant to the November Placement Agency Agreement and as consideration for the November Placement Agent’s services thereunder, the Company agreed to, among other compensation described herein, issue the November Placement Agent Warrants to purchase 187,500 shares of Common Stock, equal to 4.0% of the total number of November Shares and November Pre-Funded Warrants sold in the November Offering, at an exercise price equal to $0.40, or 125% of the November Offering Price. The November Placement Agent Warrants are exercisable on the six-month anniversary of the issuance date and expire on the five-year anniversary of the commencement of the November Offering.

On March 20, 2026, the Company entered into the Purchase Agreement with the Selling Stockholders, pursuant to which we issued the Selling Stockholders in the Private Placement an aggregate of (i) 10,485 shares of Series A Preferred Stock, (ii) Series B Warrants to purchase up to 85,223,126 shares of Common Stock, or Series B Pre-Funded Warrants in lieu thereof, and (iii) Series C warrants to purchase up to 85,223,126 shares of Common Stock, or Series C Pre-Funded Warrants in lieu thereof. The purchase price per share of Series A Preferred Stock, Series B Warrant to 85,223,126 shares of Common Stock, or Series B Pre-Funded Warrants in lieu thereof, and Series C Warrant to 85,223,126 shares of Common Stock, or Series C Pre-Funded Warrants in lieu thereof was $1,000. Each Share of Series A Preferred stock is convertible into 8,128.1 Series A Conversion Shares, or Series A Preferred Pre-Funded Warrants to purchase Series A Preferred Pre-Funded Warrant Shares.

The Private Placement closed on March 20, 2026.

The Private Placement could result in gross proceeds of up to approximately $31.4 million to the Company (assuming the cash exercise in full of the Warrants), including initial gross proceeds of approximately $10.5 million received by the Company on the Closing Date. The Company intends to use the initial net proceeds from the Private Placement, together with the Company’s existing cash and cash equivalents, to provide financing for research and development, general corporate expenses, and working capital needs.

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Subject to the terms and limitations contained in the Certificate of Designations, the Series A Preferred Stock is not convertible into Common Stock until the Stockholder Approval. Effective as of 5:00 p.m. Eastern Time on the first business day after the date of the Stockholder Approval and subject to the Company filing the Certificate of Amendment, each share of Series A Preferred Stock will automatically convert into approximately 8,128.1 Series A Conversion shares, subject to adjustment as provided in the Certificate of Designations and subject to the Series A Preferred Stock Beneficial Ownership Limitation.

We will not effect any conversion of shares of Series A Preferred Stock in the Automatic Conversion to the extent that, after giving effect to the Automatic Conversion, a Purchaser would beneficially own a number of shares of Common Stock in excess of the Series A Preferred Stock Beneficial Ownership Limitation (the “Excess Shares”), and instead, we will issue such Purchaser a Series A Pre-Funded Warrant exercisable for the Excess Shares.

The Series B Warrants are exercisable following receipt of Stockholder Approval and the effectiveness of the Certificate of Amendment and will terminate eighteen months following the Stockholder Approval. The Series B Warrants have an exercise price of $0.123 per share of Series B Exercise Share.

The Series C Warrants will be exercisable following the receipt of Stockholder Approval and effectiveness of the Certificate of Amendment Filing, and will terminate 30 calendar days after the date the Company publicly announces data from its cosmetic filaggrin study in humans; provided, however, if the closing sale price of the Common Stock is below $0.123, the exercise price per Series C Exercise Share, then on the Series C Termination Date, the exercise price of the Series C Warrants shall automatically reset to the closing sale price of the Common Stock on such date (subject to a floor equal to 50% of the original exercise price of $0.123 per share), and the Series C Termination Date shall be extended by an additional 30 calendar days. If the closing sale price of the Common Stock is at or above the $0.123 exercise price on the Series C Termination Date, no extension shall apply.

The Warrants are subject to a beneficial ownership limitation of 4.99%, 9.99% or 19.99% (as selected by the Selling Stockholder), of the number of shares of Common Stock Issued and outstanding. If the exercise of a Warrant would cause the Selling Stockholder to exceed the ownership limitation, we will issue the Selling Stockholder a Series B Pre-Funded Warrant, in the case of Series B Warrants, or a Series C Pre-Funded Warrant, in the case of Series C Warrants.

The Pre-Funded Warrants have an exercise price of $0.0001 per share. Each Pre-Funded Warrant that may be issued in accordance with the Certificate of Designations and the Warrants will be exercisable immediately upon issuance and continuing through and including the date it is exercised in full.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description of Document	Method of Filing

1.1	Placement Agency Agreement dated July 23, 2024 between the Company and Maxim Group LLC	Incorporated herein by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on July 25, 2024 (File No. 001-41705).

3.1	Second Amended and Restated Certificate of Incorporation of the Registrant.	Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 21, 2023 (File No. 001-41705).

3.2	Second Amended and Restated Bylaws of the Registrant.	Incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 21, 2023 (File No. 001-41705).

3.3	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Registrant.	Incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-3 filed on July 1, 2024 (File No. 280648).

3.4	Certificate of Amendment filed with the Delaware Secretary of State on July 3, 2025.	Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 3, 2025 (File No. 001-41705).

3.5	Certificate of Amendment filed with the Delaware Secretary of State on August 20, 2025.	Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 20, 2025 (File No. 001-41705).

3.6	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Non-Redeemable Preferred Stock.	Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 23, 2026 (File No. 001-41705).

4.1	Specimen Certificate representing shares of Common Stock.	Incorporated herein by reference to Exhibit 4.1 to the Company’s Form S-1 filed on June 13, 2023 (File No. 333-269876).

4.2	Form of Warrant issued to private placement investors.	Incorporated herein by reference to Exhibit 4.2 to the Company’s Form S-1 filed on June 13, 2023 (File No. 333-269876).

4.3	Form of Representative’s Warrant dated June 20, 2023 issued to ThinkEquity LLC.	Incorporated herein by reference to Exhibit 4.3 to the Company’s Form S-1 filed on June 13, 2023 (File No. 333-269876).

4.5	Form of Representative’s Warrant dated February 13, 2024 issued to ThinkEquity LLC.	Incorporated herein by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on February 14, 2024.

4.5	Form of Class A Warrant	Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 21, 2024 (File No. 001-41705).

4.6	Form of Placement Agent Warrant	Incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 21, 2024 (File No. 001-41705).

4.7	Warrant Agent Agreement dated July 25, 2025 between the Company and VStock Transfer LLC	Incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on July 21, 2024 (File No. 001-41705).

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4.8	Form of Placement Agent Warrant	Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 16, 2025 (File No. 001-41705).

4.9	Form of Warrant	Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 6, 2025 (File No. 001-41705).

4.10	Form Warrant issued to Alumni Capital L.P. pursuant to the ELOC Purchase Agreement.	Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 24, 2025 (File No. 001-41705).

4.11	Form of Pre-Funded Warrant.	Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 25, 2025 (File No. 001-41705).

4.12	Form of Common Stock Purchase Warrant.	Incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 25, 2025 (File No. 001-41705).

4.13	Form of Placement Agent Warrant.	Incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on November 25, 2025 (File No. 001-41705).

4.14+	Amendment No. 1 to Azitra, Inc. 2023 Stock Incentive Plan	Incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 filed on December 1, 2025 (File No. 333-291870).

4.15	Form of Series B Warrant	Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 23 2026 (File No. 001-41705).

4.16	Form of Series C Warrant	Incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 23 2026 (File No. 001-41705).

4.17	Form of Pre-Funded Warrant	Incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on March 23 2026 (File No. 001-41705).

5.1**	Opinion of Thompson Hine, LLP.	Filed herewith.

10.1+	Azitra, Inc. 2016 Stock Incentive Plan.	Incorporated herein by reference to Exhibit 10.2 to the Company’s Form S-1 filed on June 13, 2023 (File No. 333-269876).

10.2+	Azitra, Inc. 2023 Stock Incentive Plan.	Incorporated herein by reference to Exhibit 10.5 to the Company’s Form S-1 filed on June 13, 2023 (File No. 333-269876).

10.3+	Executive Employment Agreement dated April 22, 2021 between the Registrant and Francisco D. Salva.	Incorporated herein by reference to Exhibit 10.4 to the Company’s Form S-1 filed on June 13, 2023 (File No. 333-269876).

10.4+	Executive Employment Agreement dated July 5, 2023 between the Registrant and Travis Whitfill.	Incorporated herein by reference to Exhibit 10.4 to the Company’s Form S-1 filed on January 19, 2024 (File No. 333-276598).

10.5+	Form of Indemnity Agreement between the Registrant and each of its directors and executive officers.	Incorporated herein by reference to Exhibit 10.1 to the Company’s Form S-1 filed on June 13, 2023 (File No. 333-269876).

10.6	Second Amended and Restated Investors’ Rights Agreement dated September 10, 2020 between the Registrant and each of the investors named therein.	Incorporated herein by reference to Exhibit 10.3 to the Company’s Form S-1 filed on June 13, 2023 (File No. 333-269876).

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10.7	Form of Securities Purchase Agreement between the Company and Maxim Group LLC	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 21, 2024 (File No. 001-41705).

10.8	Placement Agency Agreement	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 16, 2025 (File No. 001-41705).

10.9	Form of Securities Purchase Agreement	Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 16, 2025 (File No. 001-41705).

10.10	Placement Agency Agreement	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 6, 2025 (File No. 001-41705).

10.11	Form of Amended and Restated Securities Purchase Agreement	Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 6, 2025 (File No. 001-41705).

10.12	Form of Letter Agreement	Incorporated herein by reference to Exhibit 10.1 to The Company’s Current Report on Form 8-K filed on February 6, 2025 (File No. 001-41705).

10.13	Form of Securities Purchase Agreement	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 24, 2025 (File No. 001-41705).

10.14	Modification Agreement, dated August 26, 2025, by and between Azitra, Inc. and Alumni Capital LP	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 29, 2025 (File No. 001-41705)

10.15	Form of Securities Purchase Agreement	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 25, 2025 (File No. 001-41705).

10.16	Placement Agency Agreement, dated November 24, 2025, by and among the Company and Maxim Group LLC.	Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 25, 2025 (File No. 001-41705).

10.17	Form of Registration Rights Agreement	Incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on November 25, 2025 (File No. 001-41705).

10.1	Form of Securities Purchase Agreement	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 23, 2026 (File No. 001-41705).

10.2	Form of Registration Rights Agreement	Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 23, 2026 (File No. 001-41705).

21.1	List of Subsidiaries of the Registrant.	Incorporated herein by reference to Exhibit 21.1 to the Company’s Form S-1 filed on June 13, 2023 (File No. 333-269876).

23.1**	Consent of Thompson Hine LLP. (included in 5.1)	Filed herewith.

23.2**	Consent of Grassi & Co., CPAs, P.C., Independent Registered Public Accounting Firm.	Filed herewith.

24.1**	Power of Attorney.	Filed herewith.

107**	Filing Fee Table.	Filed herewith.

+ Indicates management compensatory plan, contract or arrangement.

** Filed herewith.

(b) Financial Statement Schedules.

All schedules have been omitted because they are not required or are not applicable.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Branford, State of Connecticut, on May 21, 2026.

AZITRA, INC.

/s/ Francisco D. Salva
Francisco D. Salva
Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Francisco D. Salva, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Francisco D. Salva	President,
Francisco D. Salva	Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2026

/s/ Norman Staskey	Chief Financial Officer and
Norman Staskey	Treasurer (Principal Financial and Accounting Officer)	May 21, 2026

/s/ Travis Whitfill
Travis Whitfill	Chief Operating Officer, Secretary and Director	May 21, 2026

/s/ Barbara Ryan
Barbara Ryan	Director	May 21, 2026

/s/ John Schroer
John Schroer	Director	May 21, 2026

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